Exhibit 32
Certification of CEO and CFO Pursuant to
18 U.S.C. Section 1350,
as adopted pursuant to
Section 906 of the Sarbanes-Oxley Act of 2002
In connection with the Annual Report of Health Net, Inc. (the “Company”) on Form 10-K for the year ending December 31, 2013 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), Jay M. Gellert, as Chief Executive Officer of the Company, and Joseph C. Capezza, as Chief Financial Officer of the Company, each hereby certifies, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that, to the best of his knowledge, respectively:

(1)	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

/s/ Jay M. Gellert
Jay M. Gellert
Chief Executive Officer

February 28, 2014

/s/ Joseph C. Capezza
Joseph C. Capezza
Chief Financial Officer

February 28, 2014